UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 11, 2009

UNITED STATES NATURAL GAS FUND, LP
(Exact name of registrant as specified in its charter)
Delaware	001-33096	20-5576760
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1320 Harbor Bay Parkway, Suite 145 Alameda, California 94502
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code	(510) 522-3336

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On August 12, 2009, the United States Natural Gas Fund, LP (“UNG”) registration statement on Form S-3 (333-159772) was declared effective by the Securities and Exchange Commission (the “SEC”).  In UNG’s Form 8-K filed on August 12, 2009, UNG’s management announced that UNG would not resume offering Creation Baskets of its units to its Authorized Purchasers at that time and that it would make another filing when UNG planned to re-commence issuance of units through Creation Baskets. (UNG issues and redeems units in blocks of 100,000 units called “Creation Baskets” and “Redemption Baskets,” respectively.  Only Authorized Purchasers may purchase or redeem Creation Baskets or Redemption Baskets.)  UNG’s management has now determined to re-commence offerings of Creation Baskets on September 28, 2009, although such offerings will be limited and subject to the terms and conditions set forth below.

UNG’s management suspended the issuance of its units because it determined that at that time UNG could not invest the proceeds from such offerings in investments that, in the opinion of UNG’s management, would permit it appropriately to meet its investment objective due to current and anticipated new regulatory restrictions and limitations that have been and may be imposed by the Commodity Futures Trading Commission, the New York Mercantile Exchange (“NYMEX”) and the IntercontinentalExchange, Inc.  Currently, UNG’s management believes that UNG will have the ability, under limited circumstances, to offer Creation Baskets as of the above-referenced date and meet its investment objective.  If UNG’s management determines prior to the above referenced date that new circumstances have arisen that will prevent UNG from offering Creation Baskets, it will announce through a Form 8-K such changes in circumstances as soon as practicable.

Accordingly, UNG will resume offering Creation Baskets under the following conditions.  First, UNG may, at its sole discretion, condition its acceptance of an Authorized Purchaser’s offer to purchase a Creation Basket on the Authorized Purchaser agreeing to sell to UNG specified investments that meet UNG’s investment objective.  These specified investments will include, among other potential investment transactions, the arrangement of an over-the-counter swap contract between UNG and the Authorized Purchaser, an affiliate of the Authorized Purchaser or a third party.  These over-the-counter swaps would be on terms acceptable to UNG’s management including that exposure on such swaps be fully collateralized, the swap counterparty meets UNG management’s creditworthiness and diversification standards, the swap be of a certain size and duration and such other terms as UNG determines are appropriate, in its sole discretion.  Second, UNG’s management may decide to limit the issuance of Creation Baskets to an Authorized Purchaser to a specified minimum or maximum number of baskets.  Third, UNG’s management may vary the terms and conditions of the investments to be delivered or arranged by an Authorized Purchaser in order to purchase a Creation Basket.  Finally, UNG’s management may decide to offer Creation Baskets only on particular days.  Whether or not UNG will be offering Creation Baskets and the terms and conditions of such an offering for a specific day will be announced each day no later than the opening of trading in UNG’s units on the NYSE Arca.

At present, UNG’s units are trading at a premium to its net asset value (“NAV”).  UNG’s management cannot predict what impact, if any, the resumption of creation activity will have on the price of the UNG units on NYSE Arca.  It is possible that the resumption of creation activity, even on a limited basis, could reduce or remove any premium over NAV.  Investors are cautioned that paying a premium over the NAV for UNG units can lead to additional losses for the investor in the event that the investor sells such units at a time when the premium is no longer present in the market price.

The Authorized Purchaser, its affiliate or a third party providing investments, including arranging a swap transaction with UNG in connection with the issuance of a Creation Basket, may receive fees or other compensation, trading gain or other benefits in connection with such investment, in addition to compensation, if any, it may receive as a result of purchasing and reselling units from a Creation Basket.  In addition, UNG’s payment of fees or other amounts in connection with these investments, including swaps, that exceed the amounts it currently pays in connection with its direct investments in natural gas futures contracts may have the effect of increasing transaction-related expenses and result in increased tracking error.

Certain matters discussed in this current report on Form 8-K, including any statements that are predictive in nature or concern future market and economic conditions, our future performance, or our future actions and their expected results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance.  We do not have a specific policy or intent of updating or revising forward-looking statements.  Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors.  Please see our periodic reports and other filings with the SEC for a further discussion of these and other risks and uncertainties applicable to our business.  The forward-looking statements and projections contained in this current report on Form 8-K are excluded from the safe harbor protection provided by Section 21E of the Securities Exchange Act of 1934.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES NATURAL GAS FUND, LP
	By:	United States Commodity Funds LLC, its general partner
Date: September 11, 2009	By:	/s/ Howard Mah
	Name:	Howard Mah
	Title:	Chief Financial Officer